EXHIBIT 10.33 Service Agreement - Knowledge Networks, Inc.

AGREEMENT FOR RECRUITMENT SERVICES

This Agreement for Recruitment Services (this "Agreement") is entered into as of March 15, 2003 (the "Effective Date"), between the Datascension, Inc., California corporation with its principal place of business at 145 S. State
College Blvd., Suite 350, Brea CA 92821 ("Datascension"), and Knowledge Networks, Inc., a Delaware corporation with a principal place of business at 1360 Willow Road, Menlo Park, CA 94025 ("Knowledge Networks").

WITNESSETH:

WHEREAS, Datascension represents that it is equipped and qualified to perform the work as specified herein; and

WHEREAS, Knowledge Networks desires Datascension to provide certain survey and household recruitment services.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein it is mutually agreed by and between the respective parties as follows:

1.     SCOPE OF WORK

1.1 Datascension shall perform the Work (the `Work") as set forth in and substantially in accordance with the statement of work, attached hereto as Exhibit A and made part of this Agreement.

In addition to the statement of work attached as Exhibit A, the following are explicit deliverable targets to be used for evaluation of Datascension's performance:

       a) Replicates will be released by Datascension within one day of the case release schedule provided by Knowledge Networks.

       b) Replicates will be closed within eight weeks of their fielding to CATI, following the protocol established in Exhibit B, attached hereto and made Part of this Agreement.

       c) Datascension shall mail the "May I send you some information" packets within two (2) business days from the date-of-request by the respondent.

       d) Datascension will ensure that all data files are delivered on or before 11:00 AM. Pacific time each day.

       e) Datascension will make every effort to obtain a 60 percent response rate according to the AAPOR standard (Response Rate No.
             3).

1.2 Datascension shall furnish the facilities, equipment, personnel, services and all other necessary and related items for the performance of the Work. Datascension warrants that the performance of the Work described in this Agreement shall be done in a safe, proficient and professional manner, shall conform to the highest standards, and shall adhere to all local, state and federal laws and regulations applicable to the Work hereunder.

2.     PERIOD OF PERFORMANCE

2.1 Datascension shall begin the Work on March 15, 2003 and continue through May 31, 2003, unless sooner terminated as provided in Sections 4.1. or 4.2. This Contract may be extended by mutual agreement of both Parties.

2.2 Datascension's project manager shall keep Knowledge Networks appraised of the progress of the Work.

3.     COSTS AND PAYMENTS

3.1 Knowledge Networks agrees to pay Datascension $0.00 per interviewer hour. Datascension will refund Knowledge Networks the average cost per recruited household for any recruited household for which no valid email address is provided. Knowledge Networks will provide Datascension with a "bounced e-mail report" to facilitate this process. The total cost per interview shall not exceed $0.00 (1.5 times the hourly rate).

3.2 Two weeks after the end of a billing period, Datascension shall submit an invoice for the total number of interviewer hours worked. The billing period ends with the last day of each month and the 15th of each month during the period of performance. Knowledge Networks agrees to make payment to Datascension within sixty (60) days of receipt of a valid invoice from Datascension; if Knowledge Networks does so, it shall be entitled to take a five percent (5%) discount on such invoice.

4.     TERM AND TERMINATION

4.1 This Agreement shall become effective as of the Effective Date and, unless sooner terminated in accordance with Sections 4.2 or 4.3, or as otherwise mutually agreed, shall remain effective until May 31, 2003.

4.2 This Agreement may be terminated at any time by a party, effective immediately upon written notice, if the other party: (a) undergoes an insolvency proceeding that is not dismissed within ninety (90) days; (b) files a petition in bankruptcy; (c) makes an assignment for the benefit of its creditors; or (d) breaches any of its material responsibilities or obligations under this Agreement, which breach is not remedied within thirty (30) days from receipt of written notice of such breach.

4.3 Knowledge Networks may terminate this Agreement upon fourteen (14) days written notice to the other party. If this Agreement is terminated pursuant to this Section 4.3
Datascension shall be reimbursed for all the Completed Cases earned and Refusal Letter Conversion Fees incurred and not yet paid.

4.4 Upon expiration or termination of this Agreement: (a) each party shall return or, at the disclosing party's request, destroy, the Confidential Information of the other party; and (b) Section 4.4 and Articles 6, 7, 8, 10, 11, 12, 13, and 14 shall survive.

5.     NOTICES AND ADDRESSES

5.1 All notices to the parties under this Agreement shall be in writing and sent to the names and addresses as set forth below. Either party may change such name and address by notice to the other party in accordance herewith, and such change shall take effect immediately upon receipt of such notice.

5.2    Datascension, Inc.
       Joey Harmon, Vice President
       145 S. State College Bl., Suite 350
       Brea, California 92821

5.3    Knowledge Networks, Inc.
       Joe J. Viglianti, Vice President
       Knowledge Networks, Inc.
       570 South Avenue East, Suite G
       Cranford, NJ 07016

6.     CONFIDENTIAL INFORMATION

6.1 "Confidential Information" means any oral, written, graphic or machine-readable information including, but not limited to, that which relates to patents, patent applications, research, product plans, products, developments, inventions, processes, designs, drawings, engineering, formulae, markets, software (including source and object code), hardware configuration, computer programs, algorithms, regulatory information, medical reports, clinical data and analysis, reagents, cell lines, biological materials, chemical formulas, business plans, agreements with third parties, services, customers, marketing or finances of the disclosing party, which Confidential Information is related to this Agreement or in furtherance of it, or, if not related to this Agreement or in furtherance of it, is designated in writing to be confidential or proprietary, or if given orally, is confirmed in writing as having been disclosed as confidential or proprietary within a reasonable time (not to exceed thirty (30) days) after the oral disclosure, or which information would, under the circumstances, appear to a reasonable person to be confidential or proprietary.

       (a) Datascension and Knowledge Networks each agree not to use any Confidential Information disclosed to it by the other party for its own use or for any purpose other than to carry out discussions concerning, and the undertaking of, the relationship and activities contemplated by this Agreement. Neither party shall disclose or permit disclosure of any Confidential Information of the other party to third parties or to employees of the party receiving Confidential Information, other than directors, officers, employees, consultants and agents who are required to have the information in order to carry out the relationship and activities contemplated by this Agreement. Each party agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other party in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information. Such measures shall include, but not be limited to, the highest degree of care that the receiving party utilizes to protect its own Confidential Information of a similar nature, which shall be no less than reasonable care. Each party agrees to notify the other in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of Confidential Information of the disclosing party which may come to the receiving party's attention.

       (b) Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which the receiving parts' can prove:

             (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party;

             (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;

             (iii) is disclosed with the prior written approval of the disclosing party;

             (iv) was independently developed by the receiving party without any use of the Confidential Information of the disclosing party and by employees of the receiving party who have not had access to the Confidential Information, as demonstrated by files created at the time of such independent development;

             (v) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights;

             (vi) is disclosed generally to third parties by the disclosing party without restrictions similar to those contained in this Agreement; or

             (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice of such court order or requirement to the disclosing party to enable the disclosing party to seek a protective order or otherwise Prevent or restrict such disclosure.

6.2 Neither the execution of this Agreement, nor the furnishing of any confidential information by either party shall be construed as granting to the other party expressly, by implication, by estoppel, or otherwise, any license under any invention, patent, trademark, copyright or other proprietary right now or hereafter owned or controlled by the party furnishing the same.

6.3 Datascension and Knowledge Networks agree that unauthorized disclosure of Confidential information could result in irreparable harm. Accordingly, in the event that either Datascension or Knowledge Networks breaches its obligations with respect to Confidential Information under this Agreement, the party injured shall be entitled to enjoin any further breach and may take such additional action as it deems necessary and appropriate, including seeking damages in any court of competent jurisdiction.

7. DELIVERABLES

All information on the Completed Cases developed under this contract shall be owned by Knowledge Networks. Further, all information used and collected during the recruitment of households including the methodology used and developed in conjunction with Knowledge Networks shall be owned by Knowledge Networks. Datascension shall have no right to or interest in any such information.

8.     DISPUTES

8.1 The Parties will in good faith effort resolve any dispute concerning a question of fact arising under this Agreement. If a dispute remains after good faith negotiations between the Parties to resolve any such dispute, the Parties agree to submit the dispute to arbitration to be conducted under the auspices of the American Arbitration Association in San Mateo County, California. Each Party hereto shall divide equally the fees and expenses of any arbitrator. Each Party shall also bear its own attorneys' expenses as a result of any arbitration under this Agreement.

8.2 Each party will defend, indemnify, save and hold harmless the other party, the other party's affiliates, and their officers, directors, agents and employees from any and all third-party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees (collectively, "Liabilities"), resulting from the indemnifying party's breach of any material duty, representation, or warranty contained in this Agreement, except there shall be no obligation to indemnify, defend, save or hold harmless where Liabilities result from the gross negligence or knowing and willful misconduct of the other party. Each party agrees to (a) promptly notify the other party in writing of any indemnifiable claim, and (b) give the other party the opportunity to defend or negotiate a settlement of any such claim at such party's expense and cooperate fully with the other party, at that other party's expense, in defending or settling such claim. Each party reserves the right, at its own expense, to participate in the defense of any matter otherwise subject to indemnification by the other party.

9. Datascension shall carry insurance in accordance with the marked sections of Exhibit C.

10. This Contract shall be governed by and construed in accordance with the laws of the State of California.

11 .   This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, except to:

       (a) a purchaser of all or substantially all of the assigning parties voting stock or assets;

       (b)   an entity with which the assigning party consolidates or merges;
or

       (c)   any wholly-owned subsidiary of the assigning party;

provided that such purchaser, entity, or subsidiary agrees in writing to be bound by the terms and conditions hereof, and is not a direct competitor of the other party.

12. Any of the provisions of this Agreement that are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereofor affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction.

13. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one and the same instrument.

14. This Agreement constitutes the entire agreement between the parties hereto and supersedes all previous agreements and understandings, whether oral or written, express or implied, with respect to the subject matter contained in this Agreement (with the exception of previous agreements or portions of agreements regarding Confidentiality, which shall remain in full force and effect). This Agreement may not be altered, amended, or modified except by written instrument signed by the duly authorized representatives of both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KNOWLEDGE NETWORKS, INC.                DATASCENSION INC

By:                                     By:
Name:                                   Name:
Title:                                  Title:

Exhibit A

Statement of Work for Knowledge Networks Panel Recruitment Effort

This document provides a summary of the activities that encompass the household recruitment effort. These activities include sample preparation and selection, household recruitment, and sample member conversion efforts and are listed by responsible firm.

Knowledge Networks will:

This information intentionally left blank

Datascension will:

This information intentionally left blank

Exhibit B

Replicate Close Down Procedures

This document describes the procedures that are to be followed to close down replicates for the Knowledge Networks Recruitment Services.

All telephone numbers in a replicate are released and routed to interviewers by the CATI as scheduled. Attempts to reach a sample member are made in each call window at least once. Multiple attempts are made in the evening and weekend time slots. For those households that are not reached, at least 9 attempts are made before the telephone number is finalized.

Refusals

When an interviewer receives a refusal from a household, the case record is placed on a 3-day delay. After 3 days, the number is attempted again. If, at that time, an interviewer receives a refusal from a household, the case is placed on 7-day delay. Within 24 hours of the refusal, a supervisor reviews each case to determine the type of refusal and whether conversion should be pursued. All hostile refusals are finalized immediately. Non-hostile refusals for which we have an address are mailed a refusal conversion letter.

Refusal conversion interviewers are assigned to work the refusal cases, The system delivers non-hostile refusal cases to the refusal converters, as they are ready to be called. Below are the outcomes that can take place during refusal conversion:

- Conversion is successful, household is recruited and case is retired as a complete.
-      Conversion fails; case is retired as a final refusal.
-      Household/telephone number is determined to be ineligible.
-      Telephone number is no longer working.
- Re contact with the household cannot be established and after 15 attempts the case is finalized as a final refusal.
- Privacy manager devices are considered hidden refusals. Make at least 3 attempts on telephones with privacy manager, after the 3rd attempt the case is finalized.

Ineligibles

Eligible households must have: at least one person 18 years of age or older who speaks English; a television; electricity; and, one person 18 years of age or older with the mental and physical capacity to participate in the survey. Only telephone numbers that ring at primary residences are eligible. In addition, households in which the residents are out of the area for the entire field period are classified as ineligible.

Ineligible cases are finalized using the following procedures:

- Language problem. Interviewers that determine a potential language barrier file the case as a language problem. The household is called again to determine if there is an adult in the household that speaks English. If the language barrier persists, the number is retired as a final language barrier.
- Television/electricity. A household that does not own a television, or have electricity, is finalized appropriately (final, ineligible).
- Physical/Mental incapacitation. When a physical impairment that will inhibit participation (i.e. visually impaired) is determined the interviewer files the case to supervisor review and records the problem in the call notes. Upon supervisor review, the case is finalized. For mental impairment, the case will be called at least one time after the initial call to determine if there is anyone in the household who is able to answer the survey and enroll the household. If there is no success, the case will be finalized.
- Not primary household. If the telephone number rings at a group quarters, or other non-primary household, the interviewer will record the problem and file the case for supervisor review. The supervisor finalizes the case or determines it should be called again for further clarification.
- Out of country. Residents that are out of the country for the full period in which the replicate is active will be classified as ineligible for the survey.

Ineligible telephone numbers (not working residential phone line)

Datascension will follow standard procedures to handle the various telephone line problems that are encountered.

- Disconnected Numbers. If the interviewer hears a message reporting that the phone number has been disconnected, or has been changed, it is coded as such and the number is retired automatically.
- Multiple ring no answers. If after 9 attempts the only outcome for a given number is all ring no answer, the case is finalized as a Non-Contact.
-      Businesses. Business lines are finalized as non-residential.
- Fax, modem, fast busy signals. Telephone lines that ring to either a fax, modem, or as a fast busy are called twice before being finalized as ineligible.

Replicates will be considered closed after all the cases in the replicate are finalized into one of the following dispositions:

Complete (disposition number 1 or 31)
Final refusal (disposition number 12)
Language barrier (disposition number 45)
Business (disposition number 5)
Not contacted after 9 attempts (disposition number 2)
Ineligible (disposition numbers 5,20,40,45,50,51,60,61,63,64,22)

EXHIBIT C

If insurance is required as indicated in the Agreement, the marked sections of the following terms shall apply:

[X]    (a)   WORKERS'   COMPENSATION   AND  EMPLOYER'S   LIABILITY   INSURANCE:
       Workers' Compensation insurance shall be provided as required by law or regulation.

       Employer's Liability insurance shall be provided in amount~~ not less than $500,000 per accident for bodily injury by accident, $500,000 policy limit by disease, and $500,000 per employee for bodily injury by disease.

       Where permitted by law, such policies shall contain waivers of the insurer's subrogation rights against Knowledge Networks.

[X] (b) GENERAL LIABILITY INSURANCE: Datascension shall carry either Comprehensive General Liability Insurance or Commercial General Liability Insurance with limits of liability and coverage as indicated below:

             Premises and Operations;
             Products and Completed Operations;
             Contractual Liability;
             Broad Form Property Damage (including Completed Operations); Explosion, collapse and Underground Hazards when Contractor will create risk normally covered by such insurance; and Personal Injury Liability.

Comprehensive General Liability policy limits shall be not less than a Combined Single Limit for Bodily Injury, Property Damage, and Personal Injury Liability and $ 1,000,000 per occurrence and $2,000,000 aggregate.

Except with respect to Products and Completed Operations coverage, the aggregate limits shall apply separately to Contractor's services under this agreement.

Such policies shall name Knowledge Networks, its officers, directors and employees as "Additional Insured's" and shall stipulate that the insurance afforded Additional Insured's shall apply as primary insurance and that no other insurance carried by any of them shall be called upon to contribute to a loss covered thereunder.

If "claims made" policies are provided, Datascension shall maintain such policies, without endangering aggregate limits as the above-stated minimums, for at least five years after the expiration of the term of the Agreement.

[   ]   (c)  AUTOMOBILE LIABILITY  INSURANCE:  Datascension  shall carry bodily injury, property damage, and automobile contractual liability coverage for owned, hired, and non-owned automobiles with a combined single limit of liability for each accident of not less than $1,000,000.

[   ]  (d)   PROFESSIONAL  LIABILITY:  Datascension  shall  carry  professional liability insurance, including errors and omissions, with limits of coverage of no less than $1 ,000,000, with a provision for no more than a deductible of$100,000, to remain in effect for at least one year after completion of services provided to Knowledge Networks.

[   ]  (e)   CERTIFICATES OF INSURANCE: Certificates  of  Insurance  evidencing the required coverage's and limits shall be furnished to Knowledge Networks before any services are commenced hereunder and shall provide that there will be no cancellation or reduction of coverage without thirty (30) days prior written notice to Knowledge Networks. All insurance policies shall be written by a company authorized to do business in California. Datascension shall furnish copies of any endorsements subsequently issued that amend coverage's or limits.